Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-33999 on Form S-8 of Tyco International Ltd. of our report dated June 21, 2007, appearing in this Annual Report on Form 11-K of the Tyco International (US) Inc. Retirement Savings and Investment Plan V for the year ended December 31, 2006.

Oak Brook, Illinois June 21, 2007	/s/ CROWE CHIZEK AND COMPANY LLC